Exhibit 32.1

Section 1350 Certification
The following statement is provided by the undersigned to accompany the Form 10-Q of Bridgeton Tactical Advisors Fund, LP pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350).
The undersigned certifies that the foregoing Report on Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m) and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Bridgeton Tactical Advisor Fund, LP
Date: November 13, 2015	/s/ Mark D. Bradbury Mark D. Bradbury Managing Member, Bridgeton Fund Management, LLC, the general partner of Bridgeton Tactical Advisors Fund, LP